PROMISSORY NOTE

Principal Amount: $10,000 USD	Belize City, Belize
February 13, 2014

VALUE RECEIVED, the undersigned, DIVIO HOLDINGS, CORP. (borrower), promises to pay to the order of PAREALL INTERNATIONAL LTD. (lender), at 60 Market Square, Belize City, PO Box 364, Belize, ON DEMAND, the sum of TEN THOUSAND DOLLARS ($10,000), with interest calculated monthly at a rate of 6% per annum, payable on maturity. Interest will commence to accrue on and after March 1, 2014.

Presentment for payment, demand, protest and notice of dishonour and protest hereof are hereby waived.

DIVIO HOLDINGS, CORP.

Per:

/s/ James Grant
James Grant, Director